KERR-McGEE CORPORATION

              EXECUTIVE DEFERRED COMPENSATION PLAN

        (Amended and Restated effective February 1, 1994)


                     KERR-McGEE CORPORATION
              EXECUTIVE DEFERRED COMPENSATION PLAN
        (Amended and Restated effective February 1, 1994)

                        TABLE OF CONTENTS


  I.   Establishment and Purpose

   1.1    Establishment. . . . . . . . . . . . . . . .          1
   1.2    Purpose. . . . . . . . . . . . . . . . . . .          1
   1.3    Effective Date of Plan . . . . . . . . . . .          1

  II.  Definitions

   2.1    Account. . . . . . . . . . . . . . . . . . .          1
   2.2    Affiliate. . . . . . . . . . . . . . . . . .          1
   2.3    Base Salary. . . . . . . . . . . . . . . . .          2
   2.4    Beneficiary. . . . . . . . . . . . . . . . .          2
   2.5    Committee. . . . . . . . . . . . . . . . . .          2
   2.6    Company. . . . . . . . . . . . . . . . . . .          2
   2.7    Credited Interest. . . . . . . . . . . . . .          2
   2.8    Deferral Amount. . . . . . . . . . . . . . .          2
   2.9    Deferral Payment Date. . . . . . . . . . . .          2
   2.10   Deferral Year. . . . . . . . . . . . . . . .          2
   2.11   Disability or Disabled . . . . . . . . . . .          2
   2.12   Eligible Employee. . . . . . . . . . . . . .          3
   2.13   Employee . . . . . . . . . . . . . . . . . .          3
   2.14   ERISA. . . . . . . . . . . . . . . . . . . .          3
   2.15   Incentive Award. . . . . . . . . . . . . . .          3
   2.16   Participant. . . . . . . . . . . . . . . . .          3
   2.17   Plan . . . . . . . . . . . . . . . . . . . .          3
   2.18   Plan Year. . . . . . . . . . . . . . . . . .          3

 III.  Eligibility and Participation

   3.1    Eligibility. . . . . . . . . . . . . . . . .          3
   3.2    Participation and Classification
           of Participants . . . . . . . . . . . . . .          3

  IV.  Deferral Amount Elections

   4.1    Deferral Amount. . . . . . . . . . . . . . .          3
   4.2    Election of Deferral Amount. . . . . . . . .          4
   4.3    Deferral Amount Election Forms . . . . . . .          4

   V.  Payment of Benefits

   5.1    Time of Payment. . . . . . . . . . . . . . .          4
   5.2    Method of Payment. . . . . . . . . . . . . .          5
   5.3    Death Benefit. . . . . . . . . . . . . . . .          5
   5.4    Consolidation of Payments. . . . . . . . . .          5
   5.5    Beneficiary Designations . . . . . . . . . .          6

  VI.  Accounts and Credited Interest

   6.1    Participant Accounts . . . . . . . . . . . .          6
   6.2    Adjustment of Accounts . . . . . . . . . . .          6
   6.3    Credited Interest. . . . . . . . . . . . . .          7
   6.4    Vesting. . . . . . . . . . . . . . . . . . .          7
   6.5    Account Statements . . . . . . . . . . . . .          7

 VII.  Administration of the Plan

   7.1    Administration . . . . . . . . . . . . . . .          8
   7.2    Compensation and Expenses. . . . . . . . . .          8
   7.3    Claims Review Procedures . . . . . . . . . .          8
   7.4    Finality of Determinations . . . . . . . . .          9
   7.5    Indemnification. . . . . . . . . . . . . . .          9

VIII.  Provision For Benefits

   8.1    Provision For Benefits . . . . . . . . . . .          9

  IX.  Amendment, Termination, or Merger

   9.1    Amendment and Termination. . . . . . . . . .         10
   9.2    Merger, Consolidation or Acquisition . . . .         10

   X.  General Provisions

   10.1   Effect on Other Plans. . . . . . . . . . . .         10
   10.2   Nonalienation. . . . . . . . . . . . . . . .         10
   10.3   Incompetency . . . . . . . . . . . . . . . .         11
   10.4   Effect of Mistake. . . . . . . . . . . . . .         11
   10.5   Plan Not an Employment Contract. . . . . . .         11
   10.6   Tax Withholding. . . . . . . . . . . . . . .         11
   10.7   Severability . . . . . . . . . . . . . . . .         11
   10.8   Applicable Law . . . . . . . . . . . . . . .         11



                     KERR-McGEE CORPORATION
              EXECUTIVE DEFERRED COMPENSATION PLAN
        (Amended and Restated effective February 1, 1994)

                            Article I

                    Establishment and Purpose

          1.1 Establishment. Kerr-McGee Corporation, a corporation organized under the laws of the state of Delaware
("Company"), hereby establishes a deferred compensation plan for Eligible Employees to be known as the Kerr-McGee Corporation
Executive Deferred Compensation Plan ("Plan").

          1.2 Purpose. The Plan shall provide Eligible Employees the ability to defer payment of Base Salary and Incentive Awards granted by the Company. The Plan is intended to provide such Eligible Employees with a degree of flexibility in their financial planning.

          1.3 Effective Date of Plan. The Plan is effective as of January 1, 1991, and is applicable only to the Eligible Employees who are actively employed by the Company on or after December 31, 1990.


                           Article II

                           Definitions

          Pronouns and other similar words used herein in the masculine or neuter gender shall be read in the appropriate gender. The singular form of words shall be read as plural where appropriate. Where capitalized words or phrases appear in the Plan, they shall have the meaning set forth below.

          2.1 "Account" means the recordkeeping account maintained in the name of a Participant to which Deferral Amounts and Credited Interest are recorded pursuant to the provisions of Article VI.

          2.2  "Affiliate" means:

          (a) any corporation other than the Company (i.e., either a subsidiary corporation or an affiliated or associated corporation of the Company), which together with the Company is a member of a "controlled group of corporations" within the meaning of Section 414(b) of the Internal Revenue Code;

          (b) any organization that is under "common control" with the Company as determined under Section 414(c) of the Internal Revenue Code; or

          (c) any organization which together with the Company is a member of an "affiliated service group" within the meaning of Section 414(m) of the Internal Revenue Code.

          2.3 "Base Salary" means the salary, excluding any extraordinary compensation, an Eligible Employee is paid from the Company beginning on and after March 27, 1994.

          2.4 "Beneficiary" means the person, persons, trust, or other entity designated by a Participant to receive benefits, if any, under this Plan at such Participant's death pursuant to
Section 5.5.

          2.5  "Committee" means the Executive Compensation
Committee or such other Committee as may be appointed by the Board of Directors of Kerr-McGee Corporation from time to time.

          2.6  "Company" means Kerr-McGee Corporation and its
Affiliates.

          2.7 "Credited Interest" means the amounts credited to a Participant's Account pursuant to Section 6.3.

          2.8 "Deferral Amount" means the portion of an Eligible Employee's Incentive Award and Base Salary which he elects to defer pursuant to Ar4icle VI. Deferral Amounts shall be referred to by reference to the Plan Year in which the Incentive Award and Base Salary deferred under this Plan would otherwise have been paid.

          2.9 "Deferral Payment Date" means the date, specified by an Eligible Employee on his Deferral Amount election form, on which a Deferral Amount shall be paid or commence being paid. An Eligible Employee shall designate from the following Deferral Payment Dates on his Deferral Amount election form with respect to each Deferral Year:

          (a) "Early Distribution Date" means the first business day of February of the fifth Plan Year following the applicable Deferral Year; and

          (b) "Normal Distribution Commencement Date" means as soon as administratively feasible following the earlier of the date on which the Participant terminates employment as an Employee for any reason or the date the Participant is determined by the Committee to be Disabled.

          2.10 "Deferral Year" means the Plan Year in which an Incentive Award or Base Salary for which an Eligible Employee makes a Deferral Amount election which would have been paid absent such election.

          2.11 "Disability or Disabled" means a mental or physical condition which qualifies the Participant as being disabled for purposes of any of the plans or programs of the employer that employs the Participant under which benefits, compensation, or awards are contingent upon a finding of disability or, in the opinion of the Committee, causes the Participant to be unable to perform his usual duties for the employer.

          2.12 "Eligible Employee" means an Employee who is designated by the Committee as belonging to a "select group of management or highly compensated employees", as such phrase is defined under ERISA; is an executive of the Company employed in salary grade 28 or above; is a resident of the United States; is paid on the Company's United States payroll; and is employed by the Company on December 31 preceding the applicable Deferral Year.

          2.13 "Employee" means an individual who is an employee of the Company or an Affiliate.

          2.14 "ERISA" means the  Employee Retirement Income
Security Act of 1974, as amended.

          2.15 "Incentive Award" means any award to an Eligible
Employee under the Company's Annual Incentive Compensation Plan as it may be amended or modified from time to time or any successor plan ("AICP").

          2.16 "Participant" means an Eligible Employee who has become a Participant under the Plan pursuant to Section 3.2.

          2.17 "Plan" means this Kerr-McGee Corporation Executive
Deferred Compensation Plan, as amended from time to time.

          2.18 "Plan Year" means the 12-month period beginning each January 1 and ending on the succeeding December.


                  Eligibility and Participation

          3.1 Eligibility. All Eligible Employees shall be eligible to participate in the Plan. All determinations as to an Employee's status as an Eligible Employee shall be made by the Committee. The determinations of the Committee shall be final and binding on all Employees. The Committee shall provide each Eligible Employee with notice of his status as an Eligible Employee under this Plan and permit such Eligible Employee the opportunity to make the Deferral Amount election pursuant to Article IV. Such notice may be given at such time and in such manner as the Committee may determine.

          3.2 Participation and Classification of Participants. Each Eligible Employee who has a Deferral Amount credited to his Account under this Plan shall be a Participant. An Eligible Employee shall continue as a Participant as long as there is a balance credited to his Account.


                           Article IV

                    Deferral Amount Elections

          4.1 Deferral Amount. An Eligible Employee shall elect to defer none, all, or any portion of any Incentive Award that may be awarded by the Company. The amount deferred shall be specified as a percentage of any Incentive Award granted to an Eligible
Employee in a Deferral Year; provided, no Deferral Amount shall be less than $5,000. Effective March 27, 1994, an Eligible Employee may also elect to defer none or any portion of his biweekly Base
Salary up to 25% as long as such deferral is in 1% increments, rounded to the nearest dollar, and provided further that the amount of such deferral shall not reduce such Eligible Employee's Base
Salary to an amount less than the amount which is permitted under
Section 401(a)(17) of the Internal Revenue Code of 1986, as amended from time to time.

          4.2 Election of Deferral Amount. An Eligible Employee must file a Deferral Amount election form each Plan Year. Except as may be permitted by the Internal Revenue Code or the regulations adopted thereunder, the election shall apply to the Deferral Year which commences immediately following the Plan Year in which the election is made and to the Base Salary and all Incentive Awards granted to the Eligible Employee by the Company with respect to such Deferral Year. Incentive Awards made with respect to a Deferral Year must be awarded by the Company during such Deferral Year and be designated by the Company having been made with respect to such Deferral Year.

          If an Eligible Employee does not file a Deferral Amount election form during a Plan Year, such Eligible Employee will be deemed to have elected not to defer receipt of any Incentive Awards or Base Salary attributable to the Deferral Year immediately following the Plan Year.

          4.3 Deferral Amount Election Forms. All Deferral Amount elections shall be made on the Deferral Amount election form. The Deferral Amount election form shall specify the Deferral Amount, Deferral Payment Date, the form of payment, if applicable, and the Eligible Employee's designated Beneficiary to receive any death benefit applicable to such Deferral Amounts. Other than the designation of Beneficiary and the method of payment to Beneficiaries, all Deferral Amount elections shall be irrevocable once the Deferral Year has commenced.


                            Article V

                       Payment of Benefits

          5.1 Time of Payment. Each Deferral Amount election form filed by an Eligible Employee shall specify the Deferral Payment Date on which benefit payments are to be made or commence with respect to the Deferral Amount covered by such election. An Eligible Employee shall have the option of designating an Early Distribution Date that will apply if employment continues until the Early Distribution Date. If an Eligible Employee fails to make an effective Deferral Payment Date designation or terminates employment, his Deferral Payment Date for the Deferral Amount subject to the election shall be the Eligible Employee's Normal Distribution Commencement Date. Except as provided in Section 5.3, all benefit payments shall be made to the Participant on the Deferral Payment Date specified in his applicable Deferral Amount election form.

          5.2 Method of Payment. If an Eligible Employee elects an Early Distribution Date, the method of payment is in the form of a lump sum. However, if an Eligible Employee elects Normal Distribution Commencement Date on a Deferral Amount election form, such Eligible Employee must specify on the Deferral Amount election form the method of payment for the Deferral Amount covered by such election. An Eligible Employee may designate payment in the form of a single lump sum payment or in the form of annual installment payments payable for 5, 10 or 15 years. Annual installment payments shall be paid once a year, with the first annual installment payment being paid on the Participant's Normal Distribution Commencement Date and each subsequent annual installment paid on the first business day of February of each subsequent year until all installment payments have been paid. Annual installment payment amounts shall be determined by reference to the balance, as of the Participant's Normal Distribution Commencement Date, in the subaccount of the Participant's Account which represents the Deferral Amount to be paid in installments. After commencement of installment payments, a Participant's Account and subaccounts comprising such Account shall continue to be adjusted in the same manner as set forth at Section 6.3.

          If the Eligible Employee fails to make an effective designation as to the method of payment, payment shall be made in the form of a single lump sum payment on the Participant's Normal
Distribution Commencement Date.

          The Committee, in its sole discretion, may elect to accelerate any installment payment if a Participant's Normal Distribution Commencement Date is determined with reference to the date the Participant is deemed Disabled, or a Participant is deemed Disabled but had previously elected an Early Distribution Date.

          5.3 Death Benefit. If a Participant dies with a balance credited to his Account, such balance shall be paid to his Beneficiary designated on the applicable Deferral Amount election form. The then current balance of each Account or subaccount payable to a designated Beneficiary shall be paid under the method of payment designated for the payment of such amount or under the method of payment separately designated for payment of benefits to such Beneficiary, as provided in Section 5.5. The Committee, in its sole discretion, may elect to accelerate payment of any portion of the unpaid balance of any Account. Each Beneficiary of a deceased Participant who is eligible to receive death benefit payments under this Section shall have the amounts to be paid to such Beneficiary allocated to a subaccount in the name of the Beneficiary under the deceased Participant's Account. Such subaccount shall be adjusted from time to time as provided in
Article VI.

          5.4 Consolidation of Payments. In any case where a Participant or Beneficiary is receiving more than one benefit payment during a Plan Year, the Committee may, in its sole discretion, elect to consolidate such payments into a lesser number of payments.

          5.5 Beneficiary Designations. A Participant shall designate a Beneficiary who, upon his death, shall receive payments that otherwise would have been paid to him under the Plan. All Beneficiary designations shall be in writing. Any such designation shall be effective only if and when delivered to the Committee during the lifetime of the Participant. The Participant may specify on the Beneficiary designation form the method of payment to the designated Beneficiary. The designated method of payment must be a method permitted under Section 5.3. A Participant may change a designated Beneficiary or Beneficiaries or change a designated method of payment to a Beneficiary by filing a new Beneficiary designation form.

          If a designated Beneficiary of a Participant predeceases the Participant, the designation of such Beneficiary shall be void. If a designated Beneficiary to whom benefits under the Plan remain unpaid dies after the Participant and the Participant failed to specify a contingent Beneficiary on the appropriate Beneficiary designation form, the remainder of such death benefit payments shall be paid to such Beneficiary's estate. If a Participant fails to designate a Beneficiary with respect to any death benefit payments or if such designation is ineffective, in whole or in part, any payment that otherwise would have been paid to such Participant shall be paid to his surviving spouse or, if none, to his estate.


                           Article VI

                 Accounts and Credited Interest

          6.1 Participant Accounts. The Committee shall maintain, or cause to be maintained, a bookkeeping Account for each Participant for the purpose of accounting for the Participant's interest under the Plan. The Committee shall maintain within each Participant's Account such Deferral Amount subaccounts as may be necessary to identify each separate Deferral Amount, and Credited Interest allowable thereto, by reference to the Deferral Year to which each Deferral Amount relates. The combination of the subaccounts maintained in the name of a Participant shall comprise the Participant's Account. In addition to the foregoing bookkeeping subaccounts maintained for each Participant, the Committee shall maintain, or cause to be maintained, such other accounts, subaccounts, records or books as it deems necessary to properly provide for the maintenance of Accounts and to carry out the intent and purposes of the Plan.

          6.2 Adjustment of Accounts. Each Participant's Account shall be adjusted to reflect all Deferral Amounts credited to his Account, all Credited Interest and other earnings credited to his Account as provided by Section 6.3, and all benefit payments charged to his Account. A Participant's Deferral Amount shall be credited to such Participant's Account as of the date on which the amount being deferred would have become payable to the Participant absent the deferral election, or on such other date as the Committee specifies, and shall be credited to the applicable subaccount within such Account by reference to the applicable Deferral Year. Credited Interest and other earnings shall be credited to Participant Accounts pursuant to Section 6.3. Charges to a Participant's Account to reflect benefit payments shall be made as of the date of any such payment and shall be charged to the applicable subaccount within such Account. As of any relevant date, the balance standing to the credit of a Participant's Account, and each separate subaccount comprising such Account, shall be the respective balance in such Account and the component subaccounts as of the close of business on such date after all applicable credits and charges have been posted.

          6.3 Credited Interest. Each Participant's Account shall be credited with Credited Interest on the balance in such Account. Credited Interest shall be allocated to the appropriate subaccount balances within such Account. Credited Interest shall be credited to Accounts on a quarterly basis as of February 1, May 1, August 1 and November 1 of each Plan Year. Credited Interest shall be adjusted each Plan Year. The Credited Interest rate for each quarterly date during a Plan Year shall be the highest of the twelve month certificate of deposit rates quoted by Chase Manhattan Bank, Citibank, or Morgan Guaranty Bank on December 1 immediately preceding the Plan Year for which Credited Interest is to be computed. The Committee shall make all determinations with respect to the applicable Credited Interest rate in effect from time to time and the crediting of such Credited Interest to Accounts. Such determinations shall be final and binding on all interested parties.

          On February 1, 1994, 50% of the cumulative earnings in the Plan through January 31, 1994, that exceed the cumulative Credited Interest stipulated above shall be allocated to Participant Accounts on a prorata basis. Beginning February 1, 1995, and on each February 1st thereafter, 50% of any earnings in the Plan for the prior twelve months that exceed the Credited Interest stipulated above for the prior twelve months shall be allocated to Participant Accounts on a prorata basis.

          6.4 Vesting. Subject to the conditions and limitations on payment of benefits under the Plan, a Participant shall have a fully vested and nonforfeitable beneficial interest in the balance standing to the credit of his Account as of any relevant date.

          6.5 Account Statements. The Committee shall provide each Participant with a statement of the status of his Account under the Plan. The Committee shall provide such statement annually or at such other times as the Committee may determine. Such statement shall be in the format prescribed by the Committee.

                           Article VII

                   Administration of the Plan

          7.1 Administration. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The acts of a majority of a quorum of the Committee at a meeting or acts approved in writing by a majority of the Committee without a meeting shall be the acts of the Committee. The Committee shall have the authority to make such rules as it deems necessary to administer the Plan, to interpret the Plan, to decide questions arising under the Plan, and to take such other action as may be appropriate to carry out the purposes of the Plan. The Committee is authorized to employ attorneys, accountants or any other agents or delegate specified duties to employees of the Company as it shall deem proper in the discharge of its duties. The Committee shall be the "plan administrator", and the Company shall be the "named fiduciary" as such terms are defined in ERISA.

          7.2 Compensation and Expenses. A member of the Committee may receive compensation from the Company for services as a member of the Committee. Any member of the Committee may receive reimbursement by the Company for expenses properly and actually incurred. All expenses of the Committee shall be paid by the Company. Such expenses shall include any expenses incident to the functioning of the Committee or the Plan, including, but not limited to, fees of actuaries, accountants, legal counsel and other specialists, and other costs of administering the Plan.

          7.3  Claims Review Procedures.

               (a) Denial of Claim. If a claim for benefits is wholly or partially denied, the claimant shall be given notice in writing of the denial within a reasonable time after the receipt of the claim, but not later than 90 days after the receipt of the claim. However, if special circumstances require an extension, written notice of the extension shall be furnished to the claimant before the termination of the 90-day period. In no event shall the extension exceed a period of 90 days after the expiration of the initial 90-day period. The notice of the denial shall contain the following information written in a manner that may be understood by a claimant:

                    (1)  the specific reasons for the denial;

                    (2)  specific reference to pertinent Plan
          provisions on which the denial is based;

                    (3) a description of any additional material or information necessary for the claimant to perfect his claim and an explanation of why such material or information is necessary;

                    (4) an explanation that a full and fair review by the Committee of the denial may be requested by the claimant or his authorized representative by filing a written request for a review with the Committee within 60 days after the notice of the denial is received; and

                    (5)  if a request for a review is filed, the
          claimant or his authorized representative may review pertinent documents and submit issues and comments in writing within the 60-day period described in Section 7.3(a) (4).

               (b) Decision After Review. The decision of the Committee with respect to the review of the denial shall be made promptly, but not later than 60 days after the Committee receives the request for the review. However, if special circumstances require an extension of time, a decision shall be rendered not later than 120 days after the receipt of the request for review. A written notice of the extension shall be furnished to the claimant prior to the expiration of the initial 60-day period. The claimant shall be given a copy of the decision, which shall state, in a manner calculated to be understood by the claimant, the specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          7.4 Finality of Determinations. All determinations of the Committee as to any matter arising under the Plan, including questions of construction and interpretation shall be final, binding and conclusive upon all interested parties.

          7.5 Indemnification. To the extent permitted by law and the Company's bylaws, the members of the Committee, its agents, and the officers, directors and employees of the Company shall be indemnified and held harmless by the Company from and against any and all loss, cost, liability or expense that may be imposed upon or may be reasonably incurred by them in connection with or resulting from any claim, action, suit or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement with the Company's written approval or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.


                          Article VIII

                     Provision For Benefits

          8.1 Provision For Benefits. Benefits provided by this Plan shall constitute general obligations of the Company. No amount of any benefit under this Plan shall be set aside or held in trust, and no recipient shall have a right to be paid from any particular asset of the Company; provided, this Section shall not be construed to prevent the Committee from directing a transfer of funds to a grantor trust as defined at Sections 671 through 679 of the Internal Revenue Code of 1986, as amended, for the purpose of paying all or any part of a Plan benefit.


                           Article IX

                Amendment, Termination, or Merger

          9.1 Amendment and Termination. The Board of Directors of the Company may amend, modify or terminate the Plan at any time and in any manner. In the event of a termination of the Plan, no further Deferral Amount elections shall be made under the Plan. Amounts which are then payable or which become payable under the terms of the Plan shall be paid as scheduled under the provisions of the Plan.

          9.2 Merger, Consolidation or Acquisition. In the event of a merger, consolidation or acquisition where the Company is not the surviving corporation and unless the successor or acquiring corporation elects to continue and carry on the Plan, the Plan shall terminate at the time of such event. Any successor or acquiring corporation may elect to accelerate payments under the Plan.

                            Article X

                       General Provisions

          10.1 Effect on Other Plans. Deferred Amounts shall not be considered as part of a Participant's compensation for the purpose of any qualified employee pension plans maintained by the Company. However, such amounts may be taken into account under all other employee benefit plans maintained by the Company in the year in which such amounts would have been payable absent the deferral election; provided, such amounts shall not be taken into account if their inclusion would jeopardize the tax-qualified status of the plan to which they relate.

          10.2 Nonalienation. Except as provided in Section 206(d) of ERISA, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, or otherwise encumber any such benefit, whether presently or hereafter payable, shall be void. No benefit payable under the Plan shall in any manner be liable for or subject to the debts or liabilities of any Participant or Beneficiary entitled to any benefit, except as may be provided in a qualified domestic relations order under Section 206(d) of ERISA. The Committee shall establish procedures to determine whether an order is a qualified domestic relations order and to administer distributions under such qualified domestic relations orders.

          10.3 Incompetency. Any person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent until the date on which the Committee receives a written notice, in an acceptable form and manner, that such person is incompetent and a guardian or other person legally vested with the care of his estate has been appointed. If the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of any disability or infirmity and no legal guardian of such person's estate has been appointed, any payment due may be paid to the spouse, a child, a parent, a sibling, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.
Any such payment so made shall be a complete discharge of any liability therefor under the Plan. If a guardian of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, benefit payments shall be made to such guardian, provided proper proof of appointment and continuing qualification is furnished in the form and manner acceptable to the Committee. Any such payment so made shall be a complete discharge of any liability therefor under the Plan.


          10.4 Effect of Mistake. If, in the sole opinion of the Committee, a material mistake or misstatement as to the eligibility of a Participant or the amount of benefit payments made or to be made to or with respect to a Participant occurs, the Committee shall, if possible, cause an adjustment to be made so as to correct such mistake and provide the correct amount of benefit payments with respect to such Participant.


          10.5 Plan Not an Employment Contract. This Plan is not an employment contract and does not confer on any person the right to be continued in employment. All Employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.


          10.6 Tax Withholding. The Company or other payor may withhold from a benefit payment or Deferral Amount any federal, state or local taxes required by law to be withheld with respect to such payment or Deferral Amount.


          10.7 Severability. If any provision of the Plan is held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been contained therein. The Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment.


          10.8 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of Oklahoma, except to the extent such laws are preempted by any applicable federal law. No reference to ERISA in the Plan shall be construed to mean that the Plan is subject to any particular provisions of ERISA.


          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers, effective as of February 1, 1994.

                                   KERR-McGEE CORPORATION



                                   By:(JOHN C. LINEHAN)
                                      John C. Linehan
                                      Senior Vice President and
                                      Chief Financial Officer